Exhibit 10.36


                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT, is made this 14th day of March, 2002, by and between Featherlite, Inc., hereinafter referred to as "Featherlite", and Clement Properties, LLC., hereinafter referred to as "Clement Properties".

         WHEREAS, Clement Properties did proceed with the acquisition of certain land and the construction of a building, which was going to be leased and occupied by Featherlite near Statesville, North Carolina, and

         WHEREAS, it then became apparent to Featherlite that it was in Featherlite's best interest not to enter into a long term rental arrangement to occupy the building that had been in the process of construction between G. L. Wilson Building, Co. and Wilson Properties Limited Partnership as contractors and Clement Properties as owner, and

         WHEREAS, Clement Properties was able to enter into a settlement agreement with G. L. Wilson Building Co. and Wilson Properties Limited Partnership, a copy of which is attached hereto as Exhibit "A", so as to limit the exposure of Clement Properties as well as Featherlite, and

         WHEREAS, the parties hereto now intend to resolve the loss occasioned by Clement Properties and the acquisition and construction of the building and their settlement with G. L. Wilson Building, Co. and Wilson Properties Limited Partnership, as set forth on that agreement, attached as Exhibit "A".

         NOW THEREFORE, the parties hereto agree relative to a mutual settlement and mutual release as follows:

         1. Clement Properties acknowledges that their loss occasioned by the acquisition of real estate and the construction of a facility for Featherlite is in the amount of $302,000.00. Clement Properties has entered into an agreement and release wherein G. L. Wilson Building Co. and Wilson Properties Limited Partnership will not make any further demands of the limited liability company nor the individual Guarantors.


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         2. It is understood and agreed that Featherlite shall pay to Clement
Properties a monthly payment of $9,000.00 each month until the $302,000.00 shall be payable in full commencing March 10, 2002, and each 10th of the month thereafter. There shall be no interest that accrues on the $302,000.00, it being the intention of the parties that the settlement amount of $302,000.00 shall be payable over an extended period of time without interest at the rate of $9,000.00 per month.

         3. Upon the execution of this agreement and the commencement of the payments, the parties hereto shall enter into a Lease Termination Agreement with said Lease Termination Agreement to be delivered to Wilson Properties Limited Partnership and G. L. Wilson Building Co. G. L. Wilson Building Co. and Wilson Properties Limited Partnership have agreed that upon receipt of said Lease Termination Agreement Wilson Properties Limited Partnership and G. L. Wilson Building Co. will provide Featherlite, Inc. with an agreement acknowledging that Wilson Properties Limited Partnership and G. L. Wilson Building Co. do not have any claim against Featherlite, Inc. arising from any lease by and between Clement Properties and Featherlite, Inc.

         4. Clement Properties hereby releases and holds harmless any and all claims relative to Featherlite, Inc. not occupying the facility constructed by
G. L. Wilson Building Co. and Wilson Properties Limited Partnership with the exception of the payments of $9,000.00 per month to be made pursuant to this agreement until $302,000.00 has been paid in full.

         5. Featherlite and Clement Properties acknowledge that any lease whether written or oral between Featherlite and Clement Properties regarding the Statesville, North Carolina facility is hereby terminated and shall have no force and effect whatsoever.

         6. Clement Properties herein hereby settles and releases any and all claims that they may have had against Featherlite relative to the acquisition of real estate and the construction of a facility with the intent to rent the same to Featherlite through any oral or written lease agreement and hereby release Featherlite from any and all liability related to the Statesville, North Carolina facility.

         7. This is the full and complete understanding of the parties hereto and there are no other agreements except as set forth herein.

         8. The terms and provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. This agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

         IN WITNESS WHEREOF the parties hereto have entered into this agreement the date and year first above written.

Clement Properties, Inc.                     Featherlite, Inc.

/s/ C. Clement,                              /s/ T. J. Clement, V.
-------------------------------------        -----------------------------------
By: Conrad Clement, Managing Partner         By: Tracy Clement, Vice President

                                             /s/ Jeffery A. Mason
                                             -----------------------------------
                                             By: Jeffrey A. Mason,
                                             Chief Financial Officer


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